BANK OF AMERICA CORPORATION

FOURTH SUPPLEMENTAL INDENTURE

Dated as of November     , 2008

Supplementing the Subordinated Indenture dated as of April 11, 2003,

as supplemented by the First Supplemental Indenture dated April 11, 2003,

as supplemented by the Second Supplemental Indenture dated July 1, 2008,

as supplemented by the Third Supplemental Indenture dated November     , 2008,

among

Countrywide Financial Corporation (formerly Red Oak Merger Corporation),

Countrywide Home Loans, Inc.

and

The Bank of New York Mellon (formerly The Bank of New York), as trustee.

THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of November     , 2008 (the “Fourth Supplemental Indenture”), is made by and among BANK OF AMERICA CORPORATION, a Delaware corporation (“Issuer”), COUNTRYWIDE HOME LOANS, INC., a New York corporation (“Guarantor”), and THE BANK OF NEW YORK MELLON (formerly The Bank of New York), a New York banking corporation, as trustee (the “Trustee”) under the Indenture referred to herein.

WITNESSETH:

WHEREAS, Issuer, Guarantor, Countrywide Financial Corporation (formerly Red Oak Merger Corporation), a Delaware corporation (the “Corporation”) and the Trustee are parties to a Subordinated Indenture dated as of April 11, 2003, as supplemented by the First Supplemental Indenture dated April 11, 2003, as supplemented by the Second Supplemental Indenture dated July 1, 2008, as supplemented by the Third Supplemental Indenture (“Third Supplemental Indenture”) dated November     , 2008 (collectively, the “Indenture”), providing for the issuance of Debt Securities;

WHEREAS, there is outstanding under the terms of the Indenture one or more series of Debt Securities (the “Securities”);

WHEREAS, Issuer and Guarantor entered into an Asset Purchase Agreement dated November     , 2008 (the “Asset Purchase Agreement”), pursuant to which Guarantor will sell to Issuer substantially all of Guarantor’s assets (the “Asset Purchase”);

WHEREAS, the Asset Purchase will be consummated on November     , 2008;

WHEREAS, Section 10.03(1) of the Indenture provides that in the case of a conveyance or transfer of substantially all of Guarantor’s assets to another corporation, the acquiring corporation shall expressly assume by supplemental indenture all the obligations and covenants under the Securities and the Indenture to be performed and observed by Guarantor;

WHEREAS, Section 9.01(a) of the Indenture provides that Issuer and Guarantor, with the authorization of their respective Boards of Directors, and the Trustee may amend the Indenture without notice to or consent of any holders of the Securities to evidence the succession to Guarantor of a corporation that has acquired by conveyance or transfer substantially all of Guarantor’s assets and the assumption by the acquiring corporation of the obligations and covenants of Guarantor under the Indenture;

WHEREAS, in connection with the execution of the Third Supplemental Indenture, Issuer expressly assumed all of the Corporation’s obligations and covenants pursuant to the Indenture;

WHEREAS, Issuer wishes to assume all of Guarantor’s obligations and covenants pursuant to the Indenture;

WHEREAS, the Corporation and Guarantor agreed on a joint and several basis to make guarantee payments and certain other payments set forth in the Preferred Securities Guarantee Agreement dated as of April 11, 2003 by and among the Corporation, Guarantor and the Trustee for the benefit of the holders of the Securities (the “Preferred Securities Guarantee Agreement”);

WHEREAS, Issuer wishes to assume all of Guarantor’s responsibilities and obligations under the Indenture and the Preferred Securities Guarantee Agreement;

WHEREAS, this Fourth Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Issuer, Guarantor and the Corporation;

WHEREAS, the Trustee has determined that this Fourth Supplemental Indenture is satisfactory to it in form; and

WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of these premises, Issuer, Guarantor, the Corporation and the Trustee agree as follows for the equal and ratable benefit of the holders of the Securities:

ARTICLE I

ASSUMPTION BY SUCCESSOR CORPORATION

AND SUPPLEMENTAL PROVISIONS

SECTION 1.1 Assumption of the Guarantees.

(a) Issuer hereby represents and warrants that:

(i) it is a corporation organized and existing under the laws of the State of Delaware and is acquiring substantially all of Guarantor’s assets pursuant to the Asset Purchase Agreement; and

(ii) the execution, delivery and performance of this Fourth Supplemental Indenture has been duly authorized by the Board of Directors of Issuer.

(b) Issuer hereby expressly assumes the Guarantees endorsed on the Securities and the performance of every covenant of the Indenture on the part of Guarantor to be performed or observed.

(c) Issuer is hereby substituted for, and may exercise every right and power of, Guarantor under the Indenture, as if Issuer had been originally named as the guarantor.

(d) Guarantor is hereby discharged and released from all of its obligations and covenants under the Indenture and the Securities.

SECTION 1.2 Assumption of the Guarantee Agreement.

(a) Issuer hereby assumes and is substituted for the Guarantor under the Preferred Securities Guarantee Agreement and agrees to perform all of Guarantor’s obligations and responsibilities under the Preferred Securities Guarantee Agreement.

(b) The Guarantor is hereby discharged and released from all of its obligations and covenants under the Preferred Securities Guarantee Agreement.

SECTION 1.3 Name in Guarantee Agreement. Effective November     , 2008, the name of Guarantor, as the successor corporation under the Preferred Securities Guarantee Agreement, shall be “Bank of America Corporation.”

SECTION 1.4 Trustee’s Acceptance. The Trustee hereby accepts this Fourth Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE II

MISCELLANEOUS

SECTION 2.1 Effect of Supplemental Indenture. Upon the later to occur of (i) the execution and delivery of this Fourth Supplemental Indenture by the Corporation, Issuer, Guarantor and the Trustee and (ii) the effective time of the Asset Purchase, the Indenture shall be supplemented in accordance herewith, and this Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

SECTION 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 2.3 Indenture and Supplemental Indenture Construed Together. This Fourth Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Fourth Supplemental Indenture shall henceforth be read and construed together.

SECTION 2.4 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Fourth Supplemental Indenture is in all respects confirmed and preserved.

SECTION 2.5 Conflict with Trust Indenture Act. If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act (the “TIA”) that is required under the TIA to be part of and govern any provision of this Fourth Supplemental Indenture, the provision of the TIA shall control. If any provision of this Fourth Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Fourth Supplemental Indenture, as the case may be.

SECTION 2.6 Severability. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.7 Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

SECTION 2.8 Addresses for Notice, etc., to Issuer and Trustee. Any notice or demand which by any provisions of this Fourth Supplemental Indenture or the Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on Issuer may be given in the manner specified in the Indenture to the following address:

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

NC1-007-07-13

Corporate Treasury Division

Charlotte, North Carolina 28255

Telephone: (980) 387-3776

Facsimile: (980) 387-8794

Attention: B. Kenneth Burton, Jr.

Together with a copy to:

Bank of America Corporation

Legal Department

NC1-002-29-01

101 South Tryon Street

Charlotte, North Carolina 28255

Telephone: (704) 386-4238

Facsimile: (704) 386-1670

Attention: Teresa M. Brenner, Esq.

SECTION 2.9 Headings. The Article and Section headings of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this Fourth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 2.10 Benefits of Fourth Supplemental Indenture, etc. Nothing in this Fourth Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fourth Supplemental Indenture or the Securities.

SECTION 2.11 Certain Duties and Responsibilities of the Trustee. In entering into this Fourth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

SECTION 2.12 Counterparts. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 2.13 Governing Law. This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in said State.

SECTION 2.14 Trustee Not Responsible for Recitals. The recitals contained herein (other than the twelfth recital) shall be taken as the statements of the Corporation, the Issuer or Guarantor, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.

ISSUER:

Bank of America Corporation

By:
B. Kenneth Burton, Jr.
Senior Vice President

Fourth Supplemental Indenture

Signature Page 1 of 3

GUARANTOR:

Countrywide Home Loans, Inc.

By:
Anne D. McCallion
Senior Managing Director and Chief
Financial Officer

Fourth Supplemental Indenture

Signature Page 2 of 3

THE TRUSTEE:

The Bank of New York Mellon

By:
Rafael E. Miranda
Vice President

Fourth Supplemental Indenture

Signature Page 3 of 3